As filed with the Securities and Exchange Commission on July 26, 2007.

Registration No. 033-58187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRISTOL-MYERS SQUIBB COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

22-0790350

(I.R.S. Employer Identification No.)

345 Park Avenue, New York, N.Y. 10154

(Address, including zip code, of Principal Executive Offices)

Telephone: (212) 546-4000

BRISTOL-MYERS SQUIBB COMPANY TEAMSHARE STOCK OPTION PLAN,

As Amended and Restated Effective September 10, 2002

(Full title of the plans)

Sandra Leung

Senior Vice President and General Counsel

Bristol-Myers Squibb Company

345 Park Avenue, New York, N.Y. 10154

(212) 546-4000

(Name, address and telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT

On March 23, 1995, a total of 60,000,000 shares of Common Stock, par value $.10 per share, of Bristol-Myers Squibb Company (the “Registrant”) were registered on Form S-8 (Registration No. 033-58187) for issuance under Registrant’s Teamshare Stock Option Plan (the “Teamshare Plan”). On May 1, 2007, the Registrant’s stockholders approved the Bristol-Myers Squibb Company 2007 Stock Award and Incentive Plan (the “2007 Plan”). No additional awards will be made under the Teamshare Plan. Pursuant to Instruction E to Form S-8 and interpretations of staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”), 11,900,000 of the unissued shares previously registered with respect to the Teamshare Plan are carried forward and deemed covered by the registration statement on Form S-8 relating to the 2007 Plan that was filed on the date hereof. An aggregate registration fee of $330,070 was paid in connection with the filing of Registration Statement No. 033-58187, of which $65,463.88 related to the 11,900,000 shares being carried forward.

PART II

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The contents of registration statement on Form S-8 (Registration No. 033-58187) are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, and the State of New York, on July 13, 2007.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ James M. Cornelius
James M. Cornelius
Chief Executive Officer

Each person whose signature appears below hereby severally constitutes and appoints Andrew R.J. Bonfield, Sandra Leung and Sonia Vora, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Signature	Title

/s/ James M. Cornelius	Chief Executive Officer and Director (Principal Executive Officer)
James M. Cornelius

/s/ Andrew R.J. Bonfield	Executive Vice President and Chief Financial Officer
Andrew R.J. Bonfield

/s/ Joseph C. Caldarella	Vice President and Controller (Principal Accounting Officer)
Joseph C. Caldarella

/s/ Lewis B. Campbell	Director
Lewis B. Campbell

/s/ Louis J. Freeh	Director
Louis J. Freeh

/s/ Laurie H. Glimcher, M.D.	Director
Laurie H. Glimcher, M.D.

/s/ Michael Grobstein	Director
Michael Grobstein

/s/ Leif Johansson	Director
Leif Johansson

/s/ James D. Robinson III	Chairman of the Board and Director
James D. Robinson III

/s/ Vicki L. Sato, Ph.D.	Director
Vicki L. Sato, Ph.D.

/s/ R. Sanders Williams, M.D.	Director
R. Sanders Williams, M.D.